Exhibit 99.1

Innovative Solutions & Support, Inc. Announces Financial Results for the Second Quarter Ended March 31, 2008

Exton, PA – April 22, 2008 – Innovative Solutions & Support, Inc. (NASDAQ: ISSC) (“the Company”) today announced results for the second quarter and six months ended March 31, 2008.

Sales in the second quarter of fiscal 2008 were $6.8 million, up from $4.0 million in the second quarter of fiscal 2007, and up sequentially from $4.7 million in the first quarter of fiscal 2008.  Revenues in the second quarter of fiscal 2008 quarter were comprised of a diversified mix of both Flat Panel Display, including Eclipse Aviation deliveries, and Air Data shipments.  Gross margins in the second quarter of 2008 rose to 44.4%, up on a year-over-year basis from 23.7% in last year’s second quarter and also up sequentially from 22.7% in the first quarter of fiscal 2008.  Product margins in the current quarter were 40.3%.

The Company reported a second quarter 2008 net loss before tax of $3.8 million, comparable to the second quarter 2007 net loss before tax of $3.7 million.  Legal expenses incurred in defending the Company’s intellectual property were $1.3 million and $1.9 million of the operating loss for the second quarter of 2008 and 2007, respectively.  These legal expenses were primarily incurred in defending the Company’s intellectual property from infringement.

In accordance with Statement of Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes,” the Company recorded a tax expense of $3.3 million for the second quarter which included the establishment of a valuation allowance related to the deferred tax asset that we had accumulated on the balance sheet.  These adjustments do not preclude the Company from realizing the tax benefit of carrying forward net operating losses.  The Company recorded a $1.3 million tax credit in the prior year comparable quarter.  Including the tax charge, the Company had a net loss of $(7.1) million, or $(0.42) per fully diluted share, in the second quarter of fiscal 2008, compared to a net loss of $(2.4) million, or $(0.14) per fully diluted share, in the second quarter of fiscal 2007.

Exhibit 99.1

Ray Wilson, Chief Executive Officer of Innovative Solutions and Support, Inc., commented, “This quarter’s revenue growth and gross margin improvement are further signs that production levels continue to ramp and are helping to restore manufacturing efficiencies.  At the same time, demand remains strong as we booked a combined $20 million of new orders for our Flat Panel Display Systems and Air Data products.  I am encouraged that we continue to meet the escalating production schedules of our clients efficiently, bring on new customers, and follow the plan we established to achieve growth and profitability.”

As of March 31, 2008, backlog was approximately $73.8 million, of which approximately $62.3 million was for Flat Panel Display Systems.  At March 31, 2007, Flat Panel Display System backlog was $33.5 million.  In the second quarter the Company signed several significant new Flat Panel Display and Air Data contracts, including a multi-million dollar contract to supply Clifford Development with Air Data Integration Units (ADIU).  The Clifford contract is a direct result of the Company’s successful defense in court of its intellectual property.  Among other notable additions to backlog, the Company signed a $1.5 million contract with Lockheed Martin for P-3 mission displays.

Year-To-Date Results

Revenues for the first six months of 2008 were $11.6 million compared with revenues of $7.4 million for the six months ended March 31, 2007. The Company incurred a net loss of $(11.2) million, or $(0.66) per fully diluted share in the six months ended March 31, 2008.  The Company incurred a net loss of $(3.5) million, or $(0.21) per fully diluted share, in first six months of fiscal 2007.

Please refer to the accompanying schedules highlighting the Statement of Operations and Balance Sheet.

The company will host a conference call tomorrow morning, Wednesday, April 23, 2008 at 10:00 am local time (EDT) to discuss these results as well as our business outlook. Please call in to participate at (973) 582-2703. The conference call ID# is: 42764541.  Also, the Company

Exhibit 99.1

website (www.innovative-ss.com) will carry the conference call live and have it available for subsequent listening for a period of 30 days.

About Innovative Solutions & Support, Inc.

Headquartered in Exton, Pa., Innovative Solutions & Support, Inc.(www.innovative-ss.com) designs, manufactures and markets flight information computers, electronic displays and advanced monitoring systems that measure and display critical flight information. This includes data relative to aircraft separation (RVSM), airspeed and altitude, as well as engine and fuel data measurements.

Certain matters contained herein that are not descriptions of historical facts are “forward-looking” (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by the Company with the Securities and Exchange Commission. Many of the factors that will determine the Company’s future results are beyond the ability of management to control or predict. Readers should not place undue reliance on forward-looking statements, which reflects management’s views only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise. Important assumptions and other important factors that could cause actual results to differ materially from those set forth in the forward-looking information include market acceptance of our flat panel display systems or other planned products for product enhancements; difficulties in developing and producing our flat panel system or other planned products or product enhancements; continued market acceptance of our air data systems and products; the availability of government funding and customer requirements; our ability to gain regulatory approval of our products in a timely manner; delays in receiving components from third party suppliers; the competitive environment; the termination of programs or contracts for convenience by customers; failure to retain key personnel; new product offerings from competitors; potential future acquisitions; protection of intellectual property rights; and our ability to service the international market.

Investor Contact:

John Long

Chief Financial Officer

610-646-0350

jlongl@innovative-ss.com

###

Exhibit 99.1

Innovative Solutions and Support, Inc.

Consolidated Balance Sheet

(unaudited)

	March 31, 2008	September 30, 2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$43,794,278	$49,151,078
Accounts receivable	4,735,045	6,248,606
Inventories	9,913,219	9,363,795
Deferred income taxes	—	899,895
Prepaid expenses	1,053,078	6,208,804
Total current assets	59,495,620	71,872,178

Property and equipment, net	9,318,991	9,377,337

Other assets	2,996,390	3,336,270

TOTAL ASSETS	$71,811,001	$84,585,785

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current portion of capitalized lease obligation	$9,908	$9,908
Accounts payable	2,864,694	4,077,789
Accrued expenses	3,455,778	4,670,832
Deferred revenue	400,035	660,415
Total current liabilities	6,730,415	9,418,944

Note payable	4,335,000	4,335,000
Long term portion of capitalized lease obligation	42,671	47,542
Deferred revenue	15,284	50,520

SHAREHOLDERS’ EQUITY:
Common stock	18,171	18,161
Additional paid-in capital	45,213,788	44,607,993
Retained earnings	33,599,278	44,194,053
Treasury stock	(18,143,606)	(18,086,428)
Total shareholders’ equity	60,687,631	70,733,779

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$71,811,001	$84,585,785

Exhibit 99.1

Innovative Solutions and Support, Inc.

Consolidated Statement of Operations

(unaudited)

	Three Months	Three Months	Six Months	Six Months
	Ended	Ended	Ended	Ended
	March 31,	March 31,	March 31,	March 31,
	2008	2007	2008	2007
Net sales:
Product	$6,212,973	$3,152,791	$10,112,761	$6,334,819
Engineering - Modification & Development	611,387	802,507	1,447,246	1,049,127
Total net sales	6,824,360	3,955,298	11,560,007	7,383,946

Cost of sales
Product	3,710,982	2,294,539	6,481,081	4,041,755
Engineering - Modification & Development	79,679	723,489	968,639	1,010,218
Total cost of sales	3,790,661	3,018,028	7,449,720	5,051,973

Gross profit	3,033,699	937,270	4,110,287	2,331,973

Operating expenses:
Research and development	2,776,576	1,480,741	4,517,244	2,805,095
Selling, general and administrative	4,734,446	3,873,767	10,670,352	6,932,782
Total operating expenses	7,511,022	5,354,508	15,187,596	9,737,877
Operating loss	(4,477,323)	(4,417,238)	(11,077,309)	(7,405,904)

Interest income - net	403,199	740,751	942,021	1,506,264
Other income (expense)	300,000	—	300,000	—
Loss before income taxes	(3,774,124)	(3,676,487)	(9,835,288)	(5,899,640)

Income tax expense (benefit)	3,286,033	(1,317,341)	1,346,810	(2,442,050)

Net loss	$(7,060,157)	$(2,359,146)	$(11,182,098)	$(3,457,590)

Net loss per common share:
Basic	$(0.42)	$(0.14)	$(0.66)	$(0.21)
Diluted	$(0.42)	$(0.14)	$(0.66)	$(0.21)

Weighted average shares outstanding:
Basic	16,890,942	16,865,098	16,895,720	16,844,795
Diluted	16,890,942	16,865,098	16,895,720	16,844,795